Exhibit 99.1

Stitch Fix Announces Fourth Quarter and Full Fiscal Year 2019 Financial Results

SAN FRANCISCO, October 1, 2019 (GLOBE NEWSWIRE) -- Stitch Fix, Inc. (NASDAQ:SFIX), the leading online personal styling service, has released its financial results for the fourth quarter and full fiscal year 2019 ended August 3, 2019, and posted a letter to its shareholders on its investor relations website. Fiscal year 2019 included 53 weeks, with the additional week occurring in the fourth quarter.

Fourth quarter highlights

•	Active clients of 3.2 million, an increase of 18% year over year

•	Net revenue of $432.1 million, an increase of 36% year over year

•	Net income of $7.2 million and adjusted EBITDA of $6.4 million

•	Diluted earnings per share of $0.07
Full year highlights

•	Net revenue of $1.6 billion, an increase of 29% year over year

•	Net income of $36.9 million and adjusted EBITDA of $39.6 million

•	Diluted earnings per share of $0.36
“Q4 was another strong quarter for us, delivering net revenue of $432.1 million, representing 36% year-over-year growth,” said Stitch Fix founder and CEO Katrina Lake. “We grew our active clients to 3.2 million, an increase of 18% year over year. For the full year, we grew net revenue 29% year over year to $1.6 billion and captured more of our large addressable client base by adding nearly half a million active clients in 2019. In addition, we consistently demonstrated our ability to deliver great client experiences, growing revenue per active client in every quarter of fiscal 2019, including 9% year over year in Q4. These gains are a testament to the strength of our data science capabilities.”
Lake continued, “In our second year as a public company I’m proud of how much we’ve accomplished, and the opportunities we’ve created for future growth across categories and geographies. We have built a personalization engine with incredible potential, and I’m excited to expand on our platform in new and innovative ways.”
Please visit the Stitch Fix investor relations website at https://investors.stitchfix.com to view the financial results included in the letter to shareholders. The Company intends to continue to make future announcements of material financial and other information through its investor relations website. The Company will also, from time to time, disclose this information through press releases, filings with the Securities and Exchange Commission, conference calls, or webcasts, as required by applicable law.

Conference Call and Webcast Information
Katrina Lake, Founder and Chief Executive Officer of Stitch Fix, Paul Yee, Chief Financial Officer of Stitch Fix, and Mike Smith, President and Chief Operating Officer of Stitch Fix, will host a conference call at 2:00 p.m. Pacific Time today to discuss the Company’s financial results and outlook. A live webcast will be accessible on Stitch Fix’s investor relations website at investors.stitchfix.com. Interested parties can also access the call by dialing (800) 458-4121 in the U.S. or (786) 789-4772 internationally, and entering conference code 6009320.

A telephonic replay will be available through Tuesday, October 8, 2019, at (888) 203-1112 or (719) 457-0820, passcode 6009320. An archive of the webcast conference call will be available shortly after the call ends at https://investors.stitchfix.com.

About Stitch Fix, Inc.
Stitch Fix is reinventing the shopping experience by delivering one-to-one personalization to our clients, through the combination of data science and human judgment. Stitch Fix was founded in 2011 by CEO Katrina Lake. Since our founding, we’ve helped millions of men, women, and kids discover and buy what they love through personalized shipments of apparel, shoes, and accessories, hand-selected by Stitch Fix stylists and delivered to our clients’ homes.

Forward-Looking Statements
This press release and related conference call and webcast contain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact could be deemed forward looking, including but not limited to statements regarding our future financial performance, including our guidance on financial results for the first quarter and full year of fiscal 2020; market trends, growth, and opportunity; profitability; competition; the timing and success of expansions to our offering and penetration of our target markets, such as the launch of our offering in the United Kingdom and the launch of Shop New Colors and Shop Your Looks; our ability to leverage our engineering and data science capabilities to drive efficiencies in our business and enhance our ability to personalize; our plans to continue to roll out new features to extend our personalization platform and drive an even stronger personalized eCommerce model; our ability to continue to increase success rates; our plans related to client acquisition, including any impact on our costs and margins and our ability to continue to generate payback on our marketing investments and determine optimal marketing and advertising methods; and our ability to successfully acquire, engage, and retain clients. These statements involve substantial risks and uncertainties, including risks and uncertainties related to our ability to generate sufficient net revenue to offset our costs; the growth of our market and consumer behavior; our ability to acquire, engage, and retain clients; our ability to provide offerings and services that achieve market acceptance; our data science and technology, stylists, operations, marketing initiatives, and other key strategic areas; risks related to international operations; and other risks described in the filings we make with the Securities and Exchange Commission (“SEC”). Further information on these and other factors that could cause our financial results, performance, and achievements to differ materially from any results, performance, or achievements anticipated, expressed, or implied by these forward-looking statements is included in filings we make with the SEC from time to time, including in the section titled “Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended April 27, 2019. These documents are available on the SEC Filings section of the Investor Relations section of our website at: https://investors.stitchfix.com. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties, and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made.

Stitch Fix, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except share and per share amounts)

	August 3, 2019	July 28, 2018
Assets
Current assets:
Cash and cash equivalents	$170,932	$297,516
Restricted cash	—	250
Short-term investments	143,276	—
Inventory, net	118,216	85,092
Prepaid expenses and other current assets	49,980	34,148
Total current assets	482,404	417,006
Long-term investments	53,372	—
Property and equipment, net	54,888	34,169
Deferred tax assets	22,175	14,107
Restricted cash, net of current portion	—	12,600
Other long-term assets	3,227	3,703
Total assets	$616,066	$481,585
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$90,883	$79,782
Accrued liabilities	69,734	43,037
Gift card liability	7,233	6,814
Deferred revenue	11,997	8,870
Other current liabilities	2,784	3,729
Total current liabilities	182,631	142,232
Deferred rent, net of current portion	24,439	15,288
Other long-term liabilities	12,996	8,993
Total liabilities	220,066	166,513
Stockholders’ equity:
Class A common stock, $0.00002 par value	1	1
Class B common stock, $0.00002 par value	1	1
Additional paid-in capital	279,511	235,312
Accumulated other comprehensive income	(187)	—
Retained earnings	116,674	79,758
Total stockholders’ equity	396,000	315,072
Total liabilities and stockholders’ equity	$616,066	$481,585

Stitch Fix, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income
(Unaudited)
(In thousands, except share and per share amounts)

	For the Three Months Ended		For the Fiscal Year Ended
	August 3, 2019	July 28, 2018	August 3, 2019	July 28, 2018
Revenue, net	$432,149	$318,295	$1,577,558	$1,226,505
Cost of goods sold	241,785	176,877	874,429	690,483
Gross profit	190,364	141,418	703,129	536,022
Selling, general, and administrative expenses	188,610	133,302	679,634	492,998
Operating income	1,754	8,116	23,495	43,024
Remeasurement of preferred stock warrant liability	—	—	—	(10,685)
Interest income	(1,759)	(757)	(5,791)	(904)
Other income, net	(571)	(3)	(1,535)	(100)
Income before income taxes	4,084	8,876	30,821	54,713
Provision (benefit) for income taxes	(3,095)	(9,408)	(6,060)	9,813
Net income	$7,179	$18,284	$36,881	$44,900
Other comprehensive income:
Change in unrealized gain on available-for-sale securities, net of tax	229	—	391	—
Foreign currency translation	(507)	—	(578)	—
Total other comprehensive income (loss), net of tax	(278)	—	(187)	—
Comprehensive income	$6,901	$18,284	$36,694	$44,900
Net income attributable to common stockholders:
Basic	$7,179	$18,244	$36,863	$35,541
Diluted	$7,179	$18,246	$36,864	$27,285
Earnings per share attributable to common stockholders:
Basic	$0.07	$0.19	$0.37	$0.47
Diluted	$0.07	$0.18	$0.36	$0.34
Weighted-average shares used to compute earnings per share attributable to common stockholders:
Basic	101,111,138	98,019,577	100,013,462	75,947,759
Diluted	104,190,711	102,782,006	103,653,626	81,288,418

Stitch Fix, Inc.
Condensed Consolidated Statements of Cash Flow
(Unaudited)
(In thousands)

	For the Fiscal Year Ended
	August 3, 2019	July 28, 2018
Cash Flows from Operating Activities
Net income	$36,881	$44,900
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	(8,203)	6,588
Remeasurement of preferred stock warrant liability	—	(10,685)
Inventory reserves	7,974	1,916
Stock-based compensation expense	35,256	15,403
Depreciation, amortization, and accretion	14,331	10,542
Loss on disposal of property and equipment	148	155
Change in operating assets and liabilities:
Inventory	(41,233)	(19,416)
Prepaid expenses and other assets	(16,831)	(17,307)
Accounts payable	10,774	35,502
Accrued liabilities	22,856	(3,595)
Deferred revenue	3,325	1,720
Gift card liability	825	1,624
Other liabilities	12,491	4,831
Net cash provided by operating activities	78,594	72,178
Cash Flows from Investing Activities
Purchases of property and equipment	(30,825)	(16,565)
Purchases of securities available-for-sale	(285,205)	—
Sales of securities available-for-sale	10,596	—
Maturities of securities available-for-sale	80,250	—
Net cash used in investing activities	(225,184)	(16,565)
Cash Flows from Financing Activities
Proceeds from initial public offering, net of underwriting discounts paid	—	129,046
Proceeds from the exercise of stock options, net	13,693	6,384
Payments for tax withholding related to vesting of restricted stock units	(6,748)	(596)
Repurchase of Class B common stock related to early exercised options	—	(39)
Net cash provided by financing activities	6,945	134,795
Net increase (decrease) in cash, cash equivalents, and restricted cash	(139,645)	190,408
Effect of exchange rate changes on cash	211	—
Cash, cash equivalents, and restricted cash at beginning of period	310,366	119,958
Cash, cash equivalents, and restricted cash at end of period	$170,932	$310,366
Components of Cash, Cash Equivalents, and Restricted Cash
Cash and cash equivalents	$170,932	$297,516
Restricted cash – current portion	—	250
Restricted cash – long-term portion	—	12,600
Total cash, cash equivalents, and restricted cash	$170,932	$310,366
Supplemental Disclosure
Cash paid for income taxes	$966	$10,071
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$5,272	$795
Capitalized stock-based compensation	$1,789	$883
Vesting of early exercised options	$209	$988
Conversion of preferred stock upon initial public offering	$—	$42,222
Reclassification of preferred stock warrant liability upon initial public offering	$—	$15,994
Deferred offering costs paid in prior year	$—	$1,879

Non-GAAP Financial Measures
We report our financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). However, management believes that certain non-GAAP financial measures provide users of our financial information with additional useful information in evaluating our performance. Management believes that excluding certain items that may vary substantially in frequency and magnitude period-to-period from net income and earnings per share (“EPS”) provides useful supplemental measures that assist in evaluating our ability to generate earnings and to more readily compare these metrics between past and future periods. Management also believes that adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, and that this supplemental measure facilitates comparisons between companies. We believe free cash flow is an important metric because it represents a measure of how much cash from operations we have available for discretionary and non-discretionary items after the deduction of capital expenditures. These non-GAAP financial measures may be different than similarly titled measures used by other companies.
Our non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP. There are several limitations related to the use of our non-GAAP financial measures as compared to the closest comparable GAAP measures. Some of these limitations include:

•
our non-GAAP net income and non-GAAP EPS attributable to common stockholders – diluted measures exclude the impact of the remeasurement of our net deferred tax assets following the adoption of the Tax Cuts and Jobs Act (“Tax Act”);

•
our non-GAAP net income, adjusted EBITDA and non-GAAP EPS attributable to common stockholders – diluted measures exclude the remeasurement of the preferred stock warrant liability, which is a non-cash expense incurred in the periods prior to the completion of our initial public offering;

•
adjusted EBITDA excludes the recurring, non-cash expenses of depreciation and amortization of property and equipment and, although these are non-cash expenses, the assets being depreciated and amortized may have to be replaced in the future;

•	adjusted EBITDA does not reflect our tax provision, which reduces cash available to us;

•	adjusted EBITDA excludes interest income and other income, net, as these items are not components of our core business; and

•	free cash flow does not represent the total residual cash flow available for discretionary purposes and does not reflect our future contractual commitments.

Adjusted EBITDA
We define adjusted EBITDA as net income excluding interest income, other income, net, provision for income taxes, depreciation and amortization, and, when present, the remeasurement of preferred stock warrant liability. The following table presents a reconciliation of net income, the most comparable GAAP financial measure, to adjusted EBITDA for each of the periods presented:

	For the Three Months Ended		For the Fiscal Year Ended
(in thousands)	August 3, 2019	July 28, 2018	August 3, 2019	July 28, 2018
Adjusted EBITDA reconciliation:
Net income	$7,179	$18,284	$36,881	$44,900
Add (deduct):
Interest income	(1,759)	(757)	(5,791)	(904)
Other income, net	(571)	(3)	(1,535)	(100)
Provision (benefit) for income taxes	(3,095)	(9,408)	(6,060)	9,813
Depreciation and amortization	4,654	3,004	16,095	10,542
Remeasurement of preferred stock warrant liability	—	—	—	(10,685)
Adjusted EBITDA	$6,408	$11,120	$39,590	$53,566

Non-GAAP Net Income
We define non-GAAP net income as net income excluding, when present, the remeasurement of preferred stock warrant liability and the remeasurement of our net deferred tax assets in relation to the adoption of the Tax Act. The following table presents a reconciliation of net income, the most comparable GAAP financial measure, to non-GAAP net income for each of the periods presented:

	For the Three Months Ended		For the Fiscal Year Ended
(in thousands)	August 3, 2019	July 28, 2018	August 3, 2019	July 28, 2018
Non-GAAP net income reconciliation:
Net income	$7,179	$18,284	$36,881	$44,900
Add (deduct):
Remeasurement of preferred stock warrant liability	—	—	—	(10,685)
Impact of Tax Act (1)	—	(521)	—	4,209
Non-GAAP net income	$7,179	$17,763	$36,881	$38,424

(1) The U.S. government enacted comprehensive tax legislation in December 2017.  This resulted in a net charge of $4.7 million for the three months ended January 27, 2018 and a net benefit of $0.5 million for the three months ended July 28, 2018, due to the remeasurement of our net deferred tax assets for the reduction in tax rate from 35% to 21%. The adjustment to non-GAAP net income only includes this transitional impact. It does not include the ongoing impacts of the lower U.S. statutory rate on current year earnings.
Non-GAAP Earnings Per Share Attributable to Common Stockholders – Diluted
We define non-GAAP EPS attributable to common stockholders – diluted as EPS attributable to common stockholders - diluted excluding, when present, the per share impact of the remeasurement of preferred stock warrant liability and the remeasurement of our net deferred tax assets in relation to the adoption of the Tax Act. The following table presents a reconciliation of EPS attributable to common stockholders – diluted, the most comparable GAAP financial measure, to non-GAAP EPS attributable to common stockholders – diluted for each of the periods presented:

	For the Three Months Ended		For the Fiscal Year Ended
(in dollars)	August 3, 2019	July 28, 2018	August 3, 2019	July 28, 2018
Non-GAAP earnings per share attributable to common stockholders – diluted reconciliation:
Earnings per share attributable to common stockholders – diluted	$0.07	$0.18	$0.36	$0.34
Per share impact of the remeasurement of preferred stock warrant liability(1)	—	—	—	—
Per share impact of Tax Act(2)	—	(0.01)	—	0.05
Non-GAAP earnings per share attributable to common stockholders – diluted	$0.07	$0.17	$0.36	$0.39

(1) For the twelve months ended months ended July 28, 2018, the preferred stock warrant liability was dilutive and included in EPS attributable to common stockholders – diluted. Therefore, it is not an adjustment to arrive at non-GAAP EPS attributable to common stockholders – diluted.
(2) The U.S. government enacted comprehensive tax legislation in December 2017.  This resulted in a net charge of $4.7 million for the three months ended January 27, 2018 and a net benefit of $0.5 million for the three months ended July 28, 2018, due to the remeasurement of our net deferred tax assets for the reduction in tax rate from 35% to 21%.  The adjustment to non-GAAP EPS attributable to common stockholders – diluted only includes this transitional impact. It does not include the ongoing impacts of the lower U.S. statutory rate on current year earnings.
Free Cash Flow
We define free cash flow as cash flows provided by operating activities reduced by purchases of property and equipment that are included in cash flows used in investing activities. The following table presents a reconciliation of cash flows provided by operating activities, the most comparable GAAP financial measure, to free cash flow for each of the periods presented:

	For the Fiscal Year Ended
(in thousands)	August 3, 2019	July 28, 2018
Free cash flow reconciliation:
Cash flows provided by operating activities	$78,594	$72,178
Deduct:
Purchases of property and equipment	(30,825)	(16,565)
Free cash flow	$47,769	$55,613

IR Contact: David Pearce ir@stitchfix.com	PR Contact: Suzy Sammons media@stitchfix.com